EXHIBIT NO. EX-99.a.17


                                 GAM FUNDS, INC.

                             ARTICLES SUPPLEMENTARY



     GAM  Funds,   Inc.,  a  Maryland   corporation   (hereinafter   called  the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended as follows: The name of the GAM North America Fund Series, and each separate class of such series, of the Corporation's stock are hereby changed to the "GAM American Focus Fund Series." The former and current names of the Series and Classes of Corporation stock affected hereby are set forth below:

            Former Name of Series                 Current Name of Series
            ---------------------                 ----------------------
        GAM North America Fund - Class A GAM American Focus Fund - Class A GAM North America Fund - Class B GAM American Focus Fund - Class B GAM North America Fund - Class C GAM American Focus Fund - Class C

     SECOND: The amendment to the charter of the Corporation set forth above has been duly advised by the Board of Directors. This amendment has not altered in any way the rights and preferences (as described in Section 2-607(b)(2)(i) of the Maryland General Corporation Law) of any existing class or series of the Corporation's stock.

     THIRD: These Articles Supplementary shall become effective on the date that they are accepted for record by the State of Maryland.

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     IN WITNESS WHEREOF,  GAM Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that, to the best of such person's knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of the Articles are true in all material respects and that this statement is made under the penalties of perjury.

                                                GAM FUNDS, INC.



                                                By: /s/ Kevin J. Blanchfield
                                                    ----------------------------
                                                    Name:  Kevin J. Blanchfield
                                                    Title: Vice President


ATTEST:



/s/ Joseph J. Allessie
--------------------------------
Name:    Joseph J. Allessie
Title:   Secretary